AMENDMENT NO. 1 TO WARRANT

THIS AMENDMENT NO. 1 TO WARRANT, dated as of the date provided on the signature page hereto (this “Agreement”), is entered into by and between WorldGate Communications, Inc., a Delaware corporation (the “Company”), and the person or entity under the heading “Holder” provided on the signature page hereto (the “Holder”, and together with the Company, the “Parties”).  All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them by that certain Warrant to Purchase Common Stock of WorldGate Communications, Inc., dated September 24, 2007, issued by the Company to the Holder and attached hereto as Exhibit A (the “Warrant”).

RECITALS

A.           WHEREAS, the Warrant entitles the Holder, subject to the provisions of the Warrant, to purchase the Warrant Shares (as defined on the signature page hereto) at an exercise price as provided in, and as adjusted from time to time per the terms of, the Warrant (the “Exercise Price”);

B.           WHEREAS, in consideration for the Holder’s immediate exercise of the right to purchase shares of Common Stock underlying certain other warrants issued by the Company simultaneously with the execution of this Agreement, the Company has agreed to amend the Warrant such that the Exercise Price of the Warrant shall be equal to the New Exercise Price (as defined on the signature page hereto); and

C.           WHEREAS, each of the Parties desires to enter into this Agreement in order to amend the Warrant as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Parties agree as follows:

1.           Amendment to Exercise Price.  The Exercise Price set forth in the first sentence of the first paragraph of the Warrant is hereby amended as of the date hereof to be the New Exercise Price (as defined on the signature page hereto) per share of Common Stock.

2.           Termination of Certain Agreements.  Each of the Current Agreements, with respect to any rights or obligations between the Parties, shall be deemed terminated, void and of no further force and effect, and none of the Parties shall have any further liabilities or obligations under the Current Agreements whatsoever.  For purposes of this Agreement, “Current Agreements” means any agreements entered into in connection with, in any way related to or arising from the Warrant, other than the Warrant itself and this Agreement.

3.           Exercise of Warrant.  Upon any exercise of the Warrant, Holder acknowledges and agrees that the Company shall effect delivery of the Warrant Shares by delivering to the Holder or its nominee a physical certificate representing such Warrant Shares and that such certificate representing the Warrant Shares shall contain the following restrictive legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER AND THE CORPORATION RECEIVES AN OPINION OF COUNSEL (BOTH SUCH OPINION AND SUCH COUSEL BEING REASONABLY ACCEPTABLE TO THE CORPORATION) TO SUCH EFFECT. SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SHARES REPRESENTED BY THIS CERTIFICATE.  IN ADDITION, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED TO ANY PERSON OR ENTITY ON OR BEFORE THE THIRTY-FIFTH (35TH) DAY FOLLOWING THE ISSUANCE OF THE SHARES.

4.           Representations and Warranties.  By executing this Agreement, Holder represents and warrants to the Company as follows:

a.
The Holder hereby acknowledges and agrees that attached hereto as Exhibit A is a true, complete and valid copy of the Warrant as currently in effect prior to the amendment contemplated by this Agreement.

b.
Holder has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions.  All action on Holder’s part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the delivery of this Agreement by Holder.

c.
Neither the execution and delivery by the Holder of this Agreement, nor the performance of the transactions performed hereunder by the Holder, will require any filing, consent, renegotiation or approval that has not previously been obtained or conflict with, result in any breach of or constitute a default under (i) any provision of any law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court order or other governmental authority to which the Holder is subject, (ii) the organizational documents (if any) of the Holder, or (iii) any contract, governmental permit or other document to which the Holder is subject.

d.
The Holder is the sole record and beneficial owner of the Warrant and the Holder has good title to the Warrant free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, conditional sales contract, transfer restriction, right of first refusal, voting trust agreement, preemptive right, power of attorney or other adverse claim, defect of title, limitation or restriction of any type or nature whatsoever.  No other person, firm, corporation or other entity has any right, title, claim, or interest in, to, or respecting any of the Warrant.

e.
Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Warrant is being, and the Warrant Shares will be, acquired for Holder’s own account and not with the view to, or for resale in connection with, any distribution other than resales made in compliance with the Securities Act.  Holder has substantial experience in evaluating and investing in private placement transactions of securities similar to the Company so that Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  Holder understands and agrees that the Warrant is being offered and will be sold in transactions in compliance with or exempt from the registration requirements of the Securities Act based in part upon Holder’s representations contained in this Agreement and, as a result, the Warrant and Warrant Shares may only be transferred if such securities are registered under the Securities Act or if the transfer is exempt from registration.  Holder must bear the economic risk of this investment indefinitely unless the Warrant or the Warrant Shares are registered pursuant to the Securities Act or an exemption from registration is available.  Holder understands that the Company has no present intention of registering the Warrant or the Warrant Shares.  Holder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Holder to transfer all or any portion of the Warrant or the Warrant Shares under the circumstances, in the amounts or at the times the Holder might propose.  Holder has been advised of or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of securities being sold during any three month period not exceeding specified limitations.

f.
Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission.  Holder represents that by reason of its or its management’s business or financial experience, Holder has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Holder is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.    Holder acknowledges that its investment in the Company is highly speculative and entails a substantial degree of risk and Holder is in a position to lose the entire amount of such investment.

g.
Holder acknowledges that Holder has received any information requested by Holder for Holder to make an investment decision. Holder has had an opportunity to discuss the Company’s business, management and financial affairs with the Company and their respective representatives and has had the opportunity to review the Company’s operations and facilities.  Holder has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Except as expressly set forth in this Agreement, Holder acknowledges and agrees that the Company have made no other representation or warranty regarding the operations, business, prospects or condition (financial or otherwise) of the Company or its affiliates.

h.
Holder has had full opportunity to seek the advice of independent counsel respecting the transactions contemplated by this Agreement and any future exercise of the Warrant and the tax risks and implications thereof.  Holder maintains such Holder’s domicile (and is not a transient or temporary resident) at the address shown on the signature page of this Agreement.  There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement or related documents based on any arrangement or agreement binding upon Holder.

5.           Non-Public Information.  Holder acknowledges that Holder and its representatives may receive information concerning the Company, some of which may be deemed material non-public information, pursuant to the Confidentiality Agreement (as defined on the signature page hereto).   Holder acknowledges that with respect to Holder and its representatives: (a) such persons and entities are aware (and, if applicable, that its representatives and affiliates who are apprised of this matter have been advised) that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances, which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) the Company is a publicly traded company listed on the OTC Bulletin Board and that some of the information received by Holder and its representatives may be material non-public information that would prohibit (i) such persons and entities from entering into transactions with respect to the Company’s securities until such material non-public information is fully disseminated in the public domain and (ii) from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

6.           Release.

a.
In consideration of the foregoing, Holder hereby irrevocably and unconditionally REMISES, RELEASES AND FOREVER DISCHARGES the Company and its Related Persons from and against any and all Claims which the Holder can, shall or may have against the Company and its Related Persons (the “Company Released Claims”), except with respect to the issuance of the Warrant Shares upon exercise of, and pursuant to the terms of, the Warrant, as amended by this Agreement.

b.
Holder hereby covenants not to commence or prosecute against the Company or its Related Persons, or to cause or assist any other person or entity in commencing or prosecuting against the Company or its Related Persons, any action or proceeding arising out of or in any way connected with Company Released Claims, except with respect to the issuance of the Warrant Shares upon exercise of, and pursuant to the terms of, the Warrant, as amended by this Agreement.

c.
Holder represents and warrants to the Company that it has not assigned or transferred, or purported to assign or transfer, voluntarily, involuntarily, or by operation of law, any Company Released Claims, or any part or portion thereof.

d.	For purposes of this Agreement,

i.
“Related Persons” means predecessors, successors, affiliates, successors-in-interest, executors, heirs, administrators, receivers, trustees, assigns, assignees and its and their insurers, officers, directors, members (direct and indirect), partners (direct and indirect), owners, past and present shareholders, past and present stockholders, direct or indirect subsidiaries, employees, agents, attorneys, lenders (and agents related thereto) and/or representatives.

ii.
“Claims” means actions, suits, claims, demands, debts, dues, complaints, sums of money, accounts, reckonings, bonds, bills, specialities, covenants, contracts (whether oral or written, express or implied from any source), agreements, warranties, controversies, promises, judgments, extents, executions, variances, trespasses, liabilities or obligations of any kind whatsoever, in law or equity, and causes of action of every kind and nature, or otherwise (including, claims for damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses) arising out of or related, directly or indirectly, to events, facts, conditions or circumstances existing or arising from the beginning of the world, through and until the day of date of this Agreement, whether arising in law, admiralty, or equity or by statute, by regulation, or otherwise, whether known or unknown, suspected or unsuspected, unanticipated as well as anticipated, groundless or otherwise, and that now exist or may hereafter accrue based on matters now unknown as well as known, including, without limitation, any and all claims and demands under, related to, arising from, or in any way connected with this Agreement, the Warrant or any of the Current Agreements.

7.           Remedies.  Holder agrees to defend, indemnify and hold the Company and its Related Persons harmless from any damages, loss, liabilities, diminution in value of property, costs and expenses (including attorney fees and expenses) arising out of any breach of this Agreement by Holder.  All representations, warranties, covenants or other agreements contained in this Agreement shall survive the execution and delivery of this Agreement and any exercise of the Warrant.

8.           Miscellaneous.

a.
This Agreement shall amend and is incorporated into and made part of the Warrant. To the extent any term or provision of this Agreement may be deemed expressly inconsistent with any term or provision in the Warrant, the terms and provisions of this Agreement shall control.  Except as expressly amended by this Agreement, all of the terms, conditions and provisions of the Warrant are hereby ratified and continue unchanged and remain in full force and effect.

b.
This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflicts of laws provisions or rule of any jurisdiction that would cause the substantive laws of any other jurisdiction to apply.  Holder hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the federal and state courts located in the city of Wilmington, Delaware for any actions, suits or proceedings arising out of or relating to this Agreement.  Holder hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, in the federal and state courts located in the city of Wilmington, Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

c.
This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Agreement, any and all agreements and instruments executed and delivered in accordance herewith, along with any amendments hereto or thereto, to the extent signed and delivered by means of E-mail, a facsimile machine or other means of electronic transmission, shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

d.
Notices given hereunder shall be in writing and shall be deemed to have been duly given on the date established by the sender as having been delivered personally, upon confirmation of receipt if sent by facsimile, on the date delivered by a private courier as established by the sender by evidence obtained from the courier, on the third day after the date mailed, if mailed by certified or registered mail, return receipt requested, postage prepaid, to the party being notified at its address or facsimile number set forth on the signature page hereto or such other address as the addressee may subsequently notify the other party of in writing.

e.
This Agreement may be amended, and any provisions hereof may be waived, only by a writing signed by Holder and the Company.  Holder may not assign this Agreement or any of its rights hereunder without the written consent of the Company.  This Agreement shall be binding upon and inure to the benefit of Holder and the Company and their respective successors and assigns.  If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law.  No failure or delay by the Company in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  This Agreement embodies the entire agreement and understanding of the Company and Holder with respect to the subject matter hereof and supersedes all prior discussions, negotiations, agreements and understandings among Holder and the Company with respect to the subject matter hereof.  Holder shall not issue any press release, make any other public statement or otherwise disclose to any person the existence of this Agreement or any of the terms and conditions hereof, without the prior written consent of the Company, except to the extent legally required to make such disclosure upon the advice of outside legal counsel.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of July 15, 2009 by persons thereunto duly authorized.

COMPANY:		HOLDER:
WorldGate Communications, Inc.

By:		By:
Name:	Christopher V. Vitale		Antonio Tomasello
Title:	General Counsel and Secretary

Address:	3190 Tremont Avenue	Address:	___________________
	Trevose, Pennsylvania 19053		___________________
Fax:	215-354-5199	Fax:	___________________

Social Security Number/Federal Tax ID number:
___________________

Provisions Referenced in Agreement:
“Warrant Shares” means 2,564,102 shares of Common Stock.

“New Exercise Price” means (a) $0.25 per share of Common Stock if the Warrant is exercised in full prior to September 15, 2009, (b) $0.31 per share of Common Stock if the Warrant is exercised in full on or after September 15, 2009 but prior to November 15, 2009, or (c) $0.39 per share of Common Stock if the Warrant is exercised in full on or after November 15, 2009 or is exercised in part at any time.

“Confidentiality Agreement” means the Confidentiality Agreement, dated July 15, 2009, between the Company and Holder.

Exhibit A

Warrant No. 2008-01